HI-Q Distribution, Inc.

                           AGREEMENT


     AGREEMENT made this 1st day of October, 2000, by and between HI-Q Distribution, Inc., (a Utah Corporation), located in
Springville, Utah, hereinafter referred to as the "Consultant", and e Nutrition, Inc., (a Nevada Corporation) located in
Springville, Utah, hereinafter referred to as "Company".

     WHEREAS, the Company desires to engage the services of the Consultant to perform for the Company the order taking, order fulfillment, customer service, and shipping of its HI-Q product orders,

     WHEREAS, Consultant desires to undertake for the Company the order taking, order fulfillment, customer service, and shipping of the Company's HI-Q product orders on an as needed basis.

     NOW, THEREFORE, it is agreed as follows:

1. Term. The respective duties and obligations of the contracting parties shall commence immediately and may be terminated by either party at any time.

2.   Employees.   The Consultant will provide employees on an as
     needed basis to perform the functions of order taking, fulfillment, customer service and shipping of HI-Q products.
     The individuals are employees of the Consultant.

3. Liability. With regard to the services to be performed by the Consultant pursuant to the terms of this agreement, the Consultant shall not be liable to the Company, or to anyone who may claim any right due to any relationship with the Corporation, for any acts or omissions in the performance of services on the part of the Consultant or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to willful misconduct or gross negligence. The Company shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys' fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of the Consultant and the Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

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4.   Compensation.  The Consultant shall be reimbursed for time spent in performing the contracted for duties for Company at its regular billing rates.

5.   Retainer.  A retainer is will not be paid the Consultant.



     IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the 1st day of October 2000.

/s/ Howard J. Ruff
______________________________________
Howard J. Ruff, President, HI-Q Distribution, Inc.

/s/ Steven L. White
______________________________________
Steven L. White, President, e Nutrition, Inc.

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